EXHIBIT 99.1

To the Stockholders of Dow Jones & Company, Inc.:

We are sending you this Election Form in connection with the proposed merger of Dow Jones and News Corporation. Upon consummation of the proposed merger, each share of Dow Jones common stock and Class B common stock, other than shares held by Dow Jones stockholders who properly demand and perfect appraisal rights or with respect to which the election described below is made, will be converted into the right to receive $60.00 in cash, without interest and less any applicable withholding taxes.

Each Dow Jones stockholder who is a record holder (other than a broker, dealer, bank or similar nominee holding shares on behalf of the beneficial owner(s)) of certificated Dow Jones shares, meaning the stockholder holds Dow Jones shares in certificated form directly and not through a broker, dealer, bank or similar nominee, will have the opportunity to elect to exchange all or a portion of those Dow Jones shares for Class B common units of Newco, a direct subsidiary of News Corporation that will, after the merger, own all of the shares of Dow Jones, instead of receiving $60.00 in cash for each of those Dow Jones shares. Pursuant to the terms of the merger agreement, the number of Newco Class B common units that you will be entitled to receive (the “Unit Consideration”) for each Dow Jones share for which you make a valid unit election and which is honored after giving effect to the allocation and proration procedures described in the proxy statement/prospectus relating to the proposed merger, if applicable, will be determined before the closing of the merger by dividing $60.00 by the volume weighted average price of News Corporation Class A common stock on the New York Stock Exchange (NYSE) over the last five trading days ending on the last trading day before the closing.

IF YOU ELECT TO RECEIVE THE UNIT CONSIDERATION, YOUR UNIT ELECTION IS SUBJECT TO CERTAIN ALLOCATION AND PRORATION RULES, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS RELATING TO THE PROPOSED MERGER.

You may make an election (a “Unit Election”) to receive Newco Class B common units only for Dow Jones shares you hold in certificated form and for which you are the record holder and not for shares you hold in book-entry form or for shares you hold through a broker, dealer, bank or similar nominee. If you wish to make a Unit Election for Dow Jones shares that you hold in book-entry form or that you own under the Direct Registration System, see the attached instructions to this Election Form and the description in the proxy statement/prospectus relating to the proposed merger for more information about how to obtain a stock certificate for those shares sufficiently before the election deadline in order to give you ample time to make the Unit Election. You will be responsible for any fee that your broker, dealer, bank or nominee may charge to arrange to have shares issued in certificated form in your name whether or not you ultimately receive the Unit Consideration for those shares.

If you do nothing or do not make a proper Unit Election in Box (4) or (5) below and do not properly submit this Election Form and the Dow Jones stock certificates for shares with respect to which you are making a Unit Election to Mellon Investor Services LLC (the “Exchange Agent”) by the election deadline, which is 5:00 p.m. New York City time, December 12, 2007, unless delayed (the “Election Deadline”), then you will receive $60.00 in cash for each of your Dow Jones shares.

To the extent that you make a valid Unit Election with respect to all or a portion of your Dow Jones shares, your right to receive the Unit Consideration in respect of those shares will be subject to the allocation and proration rules described in the proxy statement/prospectus relating to the proposed merger. If allocation and/or proration procedures are necessary, you will receive $60.00 in cash for any Dow Jones shares not converted into Newco Class B common units. In the event that the merger is not completed, your Unit Elections will be disregarded and will not affect your Dow Jones shares.

If for any reason the Election Deadline is delayed beyond December 12, 2007, News Corporation and Dow Jones will notify you of this delay and, when determined, the rescheduled Election Deadline.

Neither the Dow Jones board of directors nor the management of Dow Jones is making any recommendation as to whether you should make a Unit Election or regarding the Newco Class B common units.

Please read the instructions in this Election Form and the proxy statement/prospectus relating to the proposed merger carefully before making a Unit Election.

If you require additional information, please call the Information Agent below:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: 1-800-967-7635

You must properly complete this Election Form and the other documents required by this form and deliver them to the Exchange Agent at one of the addresses listed below:

By Mail:	By Overnight Courier or By Hand:
(First Class, Registered or Certified)	(FedEx, Airborne, UPS, DHL, USPS Express Mail)
Mellon Investor Services LLC	Mellon Investor Services
Attn: Reorganization Dept	Attn: Reorganization Dept.
PO Box 3301	480 Washington Blvd.
South Hackensack NJ 07606	Mail Drop-Reorg
Jersey City, NJ 07310

You are solely responsible for delivery of this Election Form and the other documents required by this form to the Exchange Agent. Delivery of this Election Form to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent. Delivery to the Exchange Agent will only be deemed to have been made if this Election Form is timely received by the Exchange Agent.

If you are sending certificate(s) representing Dow Jones shares with this Election Form by mail, it is recommended that you use registered mail insured for 3% of the market value ($25 minimum), return receipt requested.

DOW JONES & COMPANY, INC. ELECTION FORM

BOX A-1: Election and Description of Shares of Dow Jones Common Stock Surrendered

TO BE COMPLETED ONLY IF YOU ARE SURRENDERING SHARES OF DOW JONES COMMON STOCK

(1) Name and address of Registered Holder(s) (please fill in with information exactly as it appears on share certificate(s)):
___________________________________________________________________________________ Name Address

(2) Number of shares of Dow Jones common stock represented by the enclosed certificate(s): Certificate Number(s): Shares Represented by Certificate:

(Attach separate schedule if needed)

(3) Social Security Number or Taxpayer Identification Number:

Please be sure to complete the Form W-9 included as Attachment A to this Election Form, or if you are a non-U.S. person, request from Mellon Investor Services and complete, sign and return an appropriate Form W-8.

You must mark one and only one of Boxes (4) or (5) below to participate in the Unit Election:

(4)  ☐  Mark this box to make a Unit Election to receive Newco Class B common units for ALL of the Dow Jones shares represented by your enclosed certificates, subject to possible allocation and/or proration as described in the proxy statement/prospectus.

OR

(5)  ☐  Mark this box to make a Unit Election to receive Newco Class B common units for LESS THAN ALL of the Dow Jones shares represented by your enclosed certificates.*

If you marked Box (5) above, input the number of Dow Jones shares for which you elect to receive Newco Class B common units (whole shares only), subject to possible allocation and/or proration as described in the proxy statement/prospectus:
________________________________________
(6) ☐ For lost certificates, mark this box and complete Box B on page 8 (you must also mark either Box (4) or (5)).
(7) Please provide your daytime and/or evening telephone number in case we need to contact you: Daytime Phone # Evening Phone #

You must make the factual representations included in the signature page to this Election Form and sign this Election Form in the space provided on page 7.

*	If fewer than all the shares represented by any share certificate delivered to the Exchange Agent are to be tendered, fill in the number of shares for which you elect to receive the Unit Consideration. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Election Form as promptly as practicable following the receipt of this Election Form by the Exchange Agent. All shares represented by certificates delivered to the Exchange Agent will be deemed to have been elected to be converted into the Unit Consideration unless otherwise indicated.

BOX A-2: Election and Description of Shares of Dow Jones Class B Common Stock Surrendered

TO BE COMPLETED ONLY IF YOU ARE SURRENDERING SHARES OF DOW JONES CLASS B COMMON STOCK

(1) Name and address of Registered Holder(s) (please fill in with information exactly as it appears on share certificate(s)):
___________________________________________________________________________________________ Name Address

(2) Number of shares of Dow Jones Class B common stock represented by the enclosed certificate(s): Certificate Number(s): Shares Represented by Certificate:

(Attach separate schedule if needed)

(3) Social Security Number or Taxpayer Identification Number:

Please be sure to complete the Form W-9 included as Attachment A to this Election Form, or if you are a non-U.S. person, request from Mellon Investor Services and complete, sign and return an appropriate Form W-8.

You must mark one and only one of Boxes (4) or (5) below to participate in the Unit Election:

(4)  ☐  Mark this box to make a Unit Election to receive Newco Class B common units for ALL of the Dow Jones shares represented by your enclosed certificates, subject to possible allocation and/or proration as described in the proxy statement/prospectus.

OR

(5)  ☐  Mark this box to make a Unit Election to receive Newco Class B common units for LESS THAN ALL of the Dow Jones shares represented by your enclosed certificates.*

If you marked Box (5) above, input the number of Dow Jones shares for which you elect to receive Newco Class B common units (whole shares only), subject to possible allocation and/or proration as described in the proxy statement/prospectus:

________________________________________

(6) ☐ For lost certificates, mark this box and complete Box B on page 8 (you must also mark either Box (4) or (5)).
(7) Please provide your daytime and/or evening telephone number in case we need to contact you: Daytime Phone # Evening Phone #

You must make the factual representations included in the signature page to this Election Form and sign this Election Form in the space provided on page 7.

*	If fewer than all the shares represented by any share certificate delivered to the Exchange Agent are to be tendered, fill in the number of shares for which you elect to receive the Unit Consideration. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Election Form as promptly as practicable following the receipt of this Election Form by the Exchange Agent. All shares represented by certificates delivered to the Exchange Agent will be deemed to have been elected to be converted into the Unit Consideration unless otherwise indicated.

SIGNATURE PAGE TO ELECTION FORM

Please sign your name below exactly in the same manner as the name in which ownership of your Dow Jones shares is registered. When shares are held by two or more joint holders, all such holders must sign. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership or limited liability company’s name by an authorized person.

By signing below, you are verifying that the following factual representations are true and complete in all respects. If you cannot, in good faith, make these representations, you should not make a Unit Election.

The undersigned hereby represents as follows with respect to the undersigned (if the undersigned has the discretion to take the actions described in these representations) or any other Person who has the discretion to take the actions described in these representations (the person with such discretion, “Electing Person”):

(1) As of the date of the execution of this Election Form, the Electing Person has not, and as of the effective time of the merger, the Electing Person will not have, entered into any agreement, understanding or arrangement to dispose of any of the Newco Class B common units to be issued pursuant to the merger in exchange for Dow Jones shares covered by this Election Form. The term “dispose,” as used in these representations, shall not include a transaction that hedges risk unless such transaction constitutes either a disposition for United States federal income tax purposes or a “constructive sale” within the meaning of Section 1259 of the Internal Revenue Code of 1986, as amended.

(2) As of the date of the execution of this Election Form, the Electing Person does not have, and as of the effective time of the merger, the Electing Person will not have, any plan or intention to dispose of any of the Newco Class B common units to be issued pursuant to the merger in exchange for Dow Jones shares covered by this Election Form.

(3) As of the date of the execution of this Election Form, the Electing Person does not have, and as of the effective time of the merger, the Electing Person will not have, any plan or intention to cause a merger of Newco into another entity pursuant to Section 5.1(g)(x) of the amended and restated operating agreement of Newco and has not formed an intention as to whether the Electing Person would vote for or against any such proposal to cause any such merger (as described on page 127 of the proxy statement/prospectus relating to the proposed merger).

(4) As of the date of the execution of this Election Form, either (i) the Electing Person is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended, or (ii) none of the Newco Class B common units to be issued pursuant to the merger in exchange for Dow Jones shares covered by this Election Form will be used to satisfy the indebtedness of such Electing Person.

If any of the above representations shall cease to be true and correct between the date of the execution of this Election Form and the effective date of the merger, the undersigned will notify Dow Jones in writing no later than three (3) days (or, if occurring during such three (3) day period, as soon as practicable) prior to the effective date of the merger that one or more of such representations is not true and correct.

The undersigned has executed this Election Form as of this          day of                 , 2007.

Signature	Signature, if held jointly

Name (Please Print)	Name (Please Print)

If an entity, please provide your state of incorporation, organization or formation, as applicable.	If an entity, please provide your state of incorporation, organization or formation, as applicable.
Address+:	Address+:

Street Address (Please Print)	Street Address (Please Print)

City, State, Zip Code (Please Print)	City, State, Zip Code (Please Print)

Daytime Phone Number (Please Print)	Daytime Phone Number (Please Print)

+

With respect to a signatory who is a natural person, please provide the address of your residence. With respect to a signatory which is an entity, please provide the address of your principal place of business. With respect to each natural person trustee of a signatory that is a trust, please provide the address of your residence and principal place of business. With respect to each signatory that is a trust with an entity trustee, please provide the information requested of an entity.

BOX B: ELECTION OF LOST DOW JONES SHARE CERTIFICATES

AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY	Taxpayer ID or Social Security Number
THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

TOTAL SHARES SURRENDERED:
Certificate Number(s):	Number of Shares:

Attached separate schedule if needed

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at anytime, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Dow Jones, News Corporation, Ruby Newco LLC, Diamond Merger Sub Corporation, each of their respective affiliates and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) on this (date)
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year
Social Security # Date Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•	Enter number of share(s) lost X (Cash Rate) $XXXXX.XX = $ share value

•

If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above: $ X (1%) or (.01) = $ Surety Premium

3. Add the service fee based on the share value fee guide noted below $                      Service Fee

•	If the share value is less than or equal to $250.00, the Service Fee = $50.00

•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3) $                     Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

INSTRUCTIONS FOR COMPLETING

THE FORM OF ELECTION

These instructions are for the accompanying Election Form for record holders of shares of Dow Jones common stock and Class B common stock. All Unit Elections are subject to the terms of the merger agreement that is furnished to Dow Jones stockholders as part of the proxy statement/prospectus relating to the proposed merger dated November 6, 2007.

Allocation and Proration

As described in the proxy statement/prospectus relating to the proposed merger, if you make an election to receive the Unit Consideration in connection with the merger, the actual form of consideration you will receive will not be known until after all elections have been made. The merger agreement provides that no more than 250 holders of record of Dow Jones common stock and Class B common stock will be eligible to receive the Unit Consideration. If more than 250 record holders elect to receive the Unit Consideration, only the elections of the 250 holders making a Unit Election with respect to the greatest number of Dow Jones shares will be honored. Moreover, if the Unit Elections by those 250 holders are made with respect to more than 8,599,159 of the outstanding shares of Dow Jones (approximately 10% of the aggregate outstanding shares of Dow Jones common stock and Class B common stock), the number of shares of each electing stockholder that will be converted into the Unit Consideration will be prorated. If allocation and/or proration procedures are necessary, Dow Jones stockholders will receive the cash consideration for any Dow Jones shares not converted into Newco Class B common units. As a result of these procedures, you may receive the cash consideration for some or all of your Dow Jones shares despite your election to receive the Unit Consideration with respect to those shares. Dow Jones and News Corporation expect to publicly announce whether the total number of Dow Jones stockholders who made a valid Unit Election exceeds 250 and whether the shares of the Dow Jones stockholders entitled to make a Unit Election are subject to proration as soon as practicable following the Election Deadline, but in no event later than the fifth (5th) business day following the Election Deadline. Any cash consideration received by you in the merger generally will be immediately taxable to you for U.S. federal income tax purposes.

Election Deadline

It is very important that you properly complete, sign and return the Election Form to Mellon Investor Services LLC (the Exchange Agent) by the Election Deadline, which is 5:00 p.m. New York City time, on December 12, 2007, unless delayed. If for any reason the Election Deadline is delayed beyond December 12, 2007, News Corporation and Dow Jones will notify you of this delay and, when determined, the rescheduled Election Deadline. Please use the enclosed envelope, addressed to the Exchange Agent, to return the completed and signed Election Form, the Form W-9 attached as Attachment A thereto, and the Dow Jones share certificates for which you are making a Unit Election. If you deliver the certificates representing your Dow Jones shares to make a Unit Election, you will not be able to sell those Dow Jones shares, unless you revoke your Unit Election prior to the Election Deadline.

Revoking/Modifying an Election

You may revoke your Unit Election with respect to all or a portion of your shares by delivering written notice of your revocation to the Exchange Agent prior to the Election Deadline. You may modify your Unit Election by delivering to the Exchange Agent a properly completed revised Election Form that identifies the shares of Dow Jones common stock and/or Class B common stock to which the revised Election Form applies. Delivery to the Exchange Agent of a revised Election Form with respect to any Dow Jones shares, prior to the Election Deadline, will result in the revocation of all prior Election Forms with respect to those shares. If you properly revoke a Unit Election with respect to shares of Dow Jones, the certificates representing those shares will be promptly returned to you.

You will not be entitled to revoke or modify your Unit Election following the Election Deadline. As a result, if you make a Unit Election, then you will be unable to revoke or modify your Unit Election during the period between the Election Deadline and the date of completion of the merger. Any Unit Election you make will automatically be revoked and the certificates representing the shares subject to that Unit Election will be promptly returned to you if the merger agreement is terminated or if a transaction restructuring (as described on pages 122 and 123 of the proxy statement/prospectus relating to the proposed merger) occurs.

Disputes

Any disputes regarding your election will be resolved by Dow Jones and News Corporation, whose decision will be final for all parties concerned. Dow Jones and News Corporation have the right, acting jointly and exercising reasonable discretion, to reject any and all Election Forms which they determine are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by Dow Jones and News Corporation have been corrected. Please complete and return your Election Form to the Exchange Agent promptly to allow sufficient time to give you notice to correct any possible deficiencies before the Election Deadline. None of the Exchange Agent, News Corporation, Newco or Dow Jones is under any obligation to provide notification of any defects in the deposit and surrender of any certificate(s) formerly representing Dow Jones shares, nor shall the Exchange Agent, News Corporation, Newco or Dow Jones be liable for any failure to give any such notification. Please return your Election Form promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Election Documentation

If you are a Dow Jones stockholder and you wish to receive the Unit Consideration in respect of any of your shares of Dow Jones common stock and/or Class B common stock, then you must properly and fully complete, sign and deliver to the Exchange Agent at the address set forth below, so that they are received prior to the Election Deadline, each of the following documents:

(1) Election Form: Complete and sign the Election Form.

(2) Stock Certificates: Submit duly endorsed Dow Jones stock certificates for those shares subject to the Unit Election. If you wish to make a unit election for Dow Jones shares that you hold in book-entry form or that you own under the Direct Registration System, also known as DRS, you will need to obtain a stock certificate for those shares sufficiently before the election deadline in order to give you ample time to make the unit election. You may request a stock certificate from Mellon Investor Services, Dow Jones’ transfer agent, on the Internet at www.melloninvestor.com/isd by logging into your Investor ServiceDirect®, account and click on “Perform a Transaction”, then click on the “Request” button next to where it says Request a Certificate, by phone by calling (800) 851-4228 or by writing to Dow Jones & Company, Inc., c/o Mellon Investor Services, P.O. Box 358010, Pittsburgh, Pennsylvania 15252. If you wish to make a unit election for Dow Jones shares that you hold in “street name” through a broker, dealer, bank or similar nominee, you will need to contact your broker, dealer, bank or nominee to arrange to have those shares issued in certificated form in your name sufficiently before the election deadline in order to give you ample time to make the unit election. You will be responsible for any fee that your broker, dealer, bank or nominee may charge to arrange to have shares issued in certificated form in your name whether or not you ultimately receive the Unit Consideration for those shares.

(3) Form W-9: Complete the Form W-9 included as Attachment A to this Election Form, or if you are a non-U.S. person, request from Mellon Investor Services and complete, sign and return an appropriate Form W-8.

If you fail to submit a properly completed Election Form and the Dow Jones stock certificates for shares with respect to which you are making a Unit Election, you will be deemed not to have made a Unit Election, and you will receive cash in respect of your shares of Dow Jones common stock and/or Class B common stock.

Required Signatures/Contact Information

All stockholders listed on the account must sign the Election Form in the space provided. Please be sure to include your daytime and/or evening telephone number.

Taxpayer Identification Number and Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payment of the cash portion, if any, of the merger consideration, each holder of Dow Jones Shares must, unless an exemption applies, provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on the Form W-9 included in this Election Form and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a surrendering stockholder is subject to backup withholding, such stockholder must cross out item (2) of the Certification in Part II of the Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service (“IRS”). If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the Dow Jones shares. If the Dow Jones shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed Form W-9 for additional guidance on which TIN to report.

If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write “Applied For” in the space provided for the TIN in Part I of the Form W-9 and sign and date the Form W-9. The Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the instructions to the enclosed Form W-9 for additional information on obtaining a TIN.

Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding. Non-corporate, non-U.S. holders should complete, sign and submit a Form W-8BEN or an acceptable substitute form in order to avoid backup withholding. See the instructions to the enclosed Form W-9 for additional information.

You should consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

UNLESS YOU ARE REPORTING LOST CERTIFICATES, YOU DO NOT NEED TO COMPLETE BOX B OF THE ELECTION FORM. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM TO THE EXCHANGE AGENT, MAKE SURE YOU DO THE FOLLOWING:

(1) Verify the election you have chosen;

(2) Sign, date and include your daytime phone number;

(3) Verify the Social Security Number or other TIN printed on the form and complete the Form W-9 included as Attachment A hereto; and

(4) Include your Dow Jones share certificates along with the Election Form in the enclosed envelope.

DELIVERY INSTRUCTIONS

The Exchange Agent is:

Mellon Investor Services

By Mail:	By Overnight Courier or By Hand:
(First Class, Registered or Certified)	(FedEx, Airborne, UPS, DHL, USPS Express Mail)
Mellon Investor Services LLC	Mellon Investor Services
Attn: Reorganization Dept	Attn: Reorganization Dept.
PO Box 3301	480 Washington Blvd.
South Hackensack NJ 07606	Mail Drop-Reorg
Jersey City, NJ 07310

If you require additional information,

please call the Information Agent below:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: 1-800-967-7635

ATTACHMENT A

Form W-9	Request for Taxpayer	Give form to the
(Rev. October 2007)	Identification Number and Certification	requester. Do not
Department of the Treasury		send to the IRS.
Internal Revenue Service

Print or type

See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) è	☐	Exempt payee
☐ Other (see instructions) è

Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given	Social security number
on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

or

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.	Employer identification number

Part II Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person è	Date è

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

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Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for ..	THEN the payment is exempt for ...
Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $ 5,000[1]	Generally, exempt payees 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

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3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]

5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]

	For this type of account:	Give name and EIN of:
6.	Disregarded entity not owned by an individual	The owner

7.	A valid trust, estate, or pension trust	Legal entity [4]

8.	Corporate or LLC electing corporate status on Form 8832	The corporation

9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10.	Partnership or multi-member LLC	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]

You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.